UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

EasyLink Services International Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24996	13-3645702
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6025 The Corners Parkway, Suite 100 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 533-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 6, 2008 EasyLink Services International Corporation (the “Company”) announced the results of operations for its fiscal quarter ended January 31, 2008. A copy of the Company’s press release announcing such results dated March 6, 2008 is attached hereto as Exhibit 991.

Except for the historical information and discussion contained therein, statements contained in the press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements. These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in the press release as a result of new information, future events or otherwise.

The information set forth under this Item 2.02, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated March 6, 2008 containing EasyLink Services International Corporation’s results of operations for the fiscal quarter ended January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By: /s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: March 7, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 6, 2008 containing EasyLink Services International Corporation’s results of operations for the fiscal quarter ended January 31, 2008